057 Putnam Europe Equity Fund attachment
12/31/03 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	5,680
Class B	2,300
Class C	42

72DD2	(000s omitted)

Class M	431

73A1

Class A	0.28
Class B	0.152
Class C	0.12

73A2

Class M	0.204
Class R	0.279

74U1	(000s omitted)

Class A	20,067
Class B	15,095
Class C	350

74U2	(000s omitted)

Class M	2,006
Class R	--

74V1

Class A	17.91
Class B	17.32
Class C	17.80

74V2

Class M	17.75
Class R	17.91